UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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UCBH Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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555 Montgomery Street

San Francisco, California 94111
(415) 315-2800

April 18, 2005

Dear Fellow Stockholders:

          You are cordially invited to attend the Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” or “our”), which will be held on Thursday, May 19, 2005, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California.

          At the Meeting, the stockholders will consider and act upon the election of three directors and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. Furthermore, the Company will report on the performance of the Company. Members of our Board of Directors and management, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.

          For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees for directors specified under Proposal 1 and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors as specified under Proposal 2.

          Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

          On behalf of the Board of Directors and all of the employees of UCBH, we thank you for your continued interest and support. We look forward to seeing you at the Meeting.

Sincerely,

Thomas S. Wu

Chairman of the Board
President and Chief Executive Officer

555 Montgomery Street

San Francisco, California 94111
(415) 315-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”) will be held on May 19, 2005, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, for the following purposes:

1.	To elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders;

2.	To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

3.	Such other matters as may properly come before the Meeting.

Stockholders owning UCBH Holdings, Inc. shares at the close of business on March 31, 2005, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary

San Francisco, California

April 18, 2005

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

          The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the companies provide advance notice and follow certain procedures. In such cases, such stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Company has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Company’s Common Stock held through such brokerage firms. If your family has multiple accounts holding Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Company’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005

Solicitation and Voting of Proxies

          This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on May 19, 2005 at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any adjournments thereof.

          Stockholders of record at the close of business on March 31, 2005 (the “Record Date”) will be entitled to vote at the Meeting. As of such date the Company had issued and outstanding 45,720,203 shares of common stock, $0.01 par value (“Common Stock”). Each such share entitles its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. At least 22,860,102 shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum.

          The 2004 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2004, accompanies this Proxy Statement, which is first being mailed to recordholders on or about April 18, 2005.

Voting Securities

          The securities which may be voted at the Meeting consist of shares of common stock of the Company (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.

          The close of business on March 31, 2005 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 45,720,203 shares.

          The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

          As for the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” authority to vote for one or more of the nominees being proposed. Under Delaware law and our bylaws, the election of a director requires a plurality of the votes present and entitled to vote. Plurality of the votes means that the three nominees receiving the highest number of yes (“FOR”) votes will be elected as directors.

          As to the ratification of the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company as set forth in Proposal 2 and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal. Under Delaware law and our bylaws, the affirmative vote of a majority of the votes present at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposal 2.

          If you sign and return the proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the two proposals. Shares as to which the “ABSTAIN” box has been selected will be counted as present at the Meeting for purposes of determining the presence of a quorum and will be counted as voting (but not “FOR” or “AGAINST”) that issue. Any broker non-vote also will be counted as present at the Meeting for purposes of determining the presence of a quorum, but will not be counted as voted.

          Solicited proxies will be returned to our transfer agent, Mellon Investor Services, and will be tabulated by inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, UCBH or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to us for safekeeping.

ELECTION OF DIRECTORS

          Our Board of Directors currently has nine (9) members, with no vacancies, and is divided into three classes of equal size. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of United Commercial Bank (the “Bank”), our wholly-owned subsidiary. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Directors serve until their successors are elected and qualified.

          At this year’s Meeting, the terms of our Class I directors will expire. Additionally, Ronald S. McMeekin and Joseph S. Wu, both Class I directors, will retire at the upcoming Annual Meeting when their terms expire. The three nominees proposed for election as Class I directors at the Meeting are Li-Lin Ko, Richard Li-Chung Wang, and Dennis Wu, of whom only Ms. Ko is currently a Class I director of the Company. Messrs. Wang and Wu were recommended to the Nominating Committee for inclusion on the Company’s proxy card by the Chief Executive Officer and non-management directors. All nominees were recommended by the Nominating Committee to the Board of Directors. The Board has determined that each of the nominees standing for election is independent (as defined in Rule 4200(a)(15) of the NASD listing standards). No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

          All nominees have consented to being named in this Proxy Statement and to serve if elected. In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE

ELECTION OF LI-LIN KO, RICHARD LI-CHUNG WANG,
AND DENNIS WU AS DIRECTORS OF UCBH HOLDINGS, INC.

Information with Respect to the Nominees, Continuing Directors, Retiring Directors and Certain Executive Officers of the Company

          The following table sets forth, as of the Record Date, the name of each nominee, continuing director and retiring director of the Company, such person’s age and position with the Company; and, with respect to each nominee, continuing director, and retiring director, the year in which such person became a director and the year in which such person’s term (or in the case of a nominee, his proposed term) as director of the Company expires.

Nominees for Directors	Title (1)	Age	Director Since (2)	Term to Expire

Li-Lin Ko	Director	55	2000	2008

Richard Li-Chung Wang	—	60	—	2008

Dennis Wu	—	63	—	2008

Continuing Directors	Title (1)	Age	Director Since (2)		Term to Expire

Anthony Y. Chan	Director	52	2003		2007

Jonathan H. Downing	Executive Vice President, Chief Financial Officer and Director	53	1993		2006

Joseph J. Jou	Director	58	2003		2006

Michael Tun Zan	Director	68	2002		2006

Dr. Godwin Wong	Director	55	1998	*	2007

Thomas S. Wu	Chairman of the Board of Directors, President and Chief Executive Officer	46	1998	**	2007

Retiring Directors	Title (1)	Age	Director Since (2)	Term to Expire

Ronald S. McMeekin	Director	71	1998	2005

Joseph S. Wu	Director	40	2000	2005

*	Dr. Godwin Wong has served as a director of the Bank since 1994.
**	Mr. Thomas S. Wu served as a director of the Bank from 1995-1996.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.
(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.

          The nominees for directors and the continuing directors have provided the following information about themselves.

Nominees for Directors:

          Ms. Li-Lin Ko, a Certified Public Accountant, provides management consulting services to mortgage bankers, and is also the President of Anchor Financial, Inc., a company specializing in real estate financing, sales and consulting. Previously, Ms. Ko held the position of Executive Vice President-Finance, at Pacific Shore Funding in Lake Forest, California, from January 1999 until May 2003. Prior to that, Ms. Ko was Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation (a publicly held savings bank). Ms. Ko holds a Bachelor’s degree in Accounting from California State University, Fullerton. She was formerly with Arthur Young & Company (now Ernst & Young). Ms. Ko has served as a director for the Company and the Bank since January 2000.

          Mr. Richard Li-Chung Wang has been an Executive Director of Johnson Electric Holdings Limited since 1992. Johnson Electric, a company listed on The Stock Exchange of Hong Kong Limited and included in the Hang Seng Index, is a global leader in the manufacturing of motors for automotive and commercial markets. Mr. Wang first joined Johnson Electric in 1970 and thereafter, he helped establish the Johnson Motor business into an internationally recognized brand. Mr. Wang holds a B.S. and an M.S. in Electrical Engineering from the University of California, Berkeley.

          Mr. Dennis Wu recently retired after a 37-year career at Deloitte & Touche LLP, where he served as National Managing Partner for the firm’s Chinese Services Group since June 2000. A partner at Deloitte since 1979, Mr. Wu initiated and grew the Chinese Services Group into a seamless entity within Deloitte’s global structure. The Chinese Services Group advises U.S. companies doing business in China, as well as Chinese businesses seeking to penetrate the U.S. market. Previously at Deloitte, Mr. Wu served as partner-in-charge of the firm’s Enterprise Group in Northern California, which includes its banking, savings and loans, securities brokerage, insurance, real estate, health-care, and not-for-profit clients.

Continuing Directors:

          Mr. Anthony Y. Chan was appointed as a director of the Company and the Bank on April 24, 2003. Mr. Chan presently serves as general partner of Worldco Company, Ltd. in San Francisco, California, and has served in this position since 1975. Mr. Chan has 29 years of experience in retail and commercial real estate management and development. He is responsible for the overall operations of Worldco Company’s and its affiliates’ real estate portfolios in the San Francisco Bay Area, Seattle-Bellevue, Washington and Houston, Texas metropolitan areas. Mr. Chan attended St. Stephen’s College in Hong Kong, has a B.S. in Business Administration, Finance and Real Estate from the University of California at Berkeley and an M.B.A. from the University of Wisconsin, with an emphasis on Real Estate.

          Mr. Jonathan H. Downing was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective January 9, 2003. Prior to this appointment, he served as Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank effective January 1, 2002. Prior to this appointment, he served as Senior Vice President and Chief Financial Officer of the Company and the Bank since 1989. Mr. Downing has served as a director of the Bank since January 1991 and of the Company since November 1993. Mr. Downing joined the Bank in 1986 in conjunction with the acquisition of FPM Mortgage, of which Mr. Downing was a co-founder. Mr. Downing holds a Bachelor’s degree in Accounting from California State University, San Diego, and obtained a professional designation of Certified Public Accountant.

          Mr. Joseph J. Jou was appointed as a director of the Company and the Bank on July 16, 2003. Mr. Jou formerly served as Vice Chairman of First Continental Bank, which was acquired by the Company on July 11, 2003. He currently serves as the Chairman and Chief Executive Officer of Pacifico Insurance Agency, which he founded in 1983. Mr. Jou has served in such position since 1983. Mr. Jou also currently serves as the Chairman and

Chief Executive Officer of Foreign Trade Management, which he founded to help cities establish, market, and manage foreign trade zones. Mr. Jou has served in such position since 2003. Mr. Jou attended Feng Chia University in Taichung, Taiwan, and has a B.S. in International Trade. He has studied business administration at the graduate school of Morehead State University in Kentucky. Mr. Jou is also certified in commercial insurance from the Commercial Union Assurance in Boston, Massachusetts and has studied commercial banking at California State University, Fullerton.

          Mr. Michael Tun Zan was appointed as a director of the Company and the Bank on April 25, 2002. Mr. Tun Zan has 48 years of banking experience, including 37 years of direct experience in the California market. Before joining the Company and the Bank, Mr. Tun Zan was the Senior Executive and Chairman of the Advisory Committee for Northern California, City National Bank from 2000 to 2001, following City National Bank’s acquisition of The Pacific Bank in San Francisco. As one of the founders of The Pacific Bank, he advanced from Executive Vice President responsible for the International Division to serving as Chairman, President and Chief Executive Officer of the bank. Mr. Tun Zan also held various executive level positions at The Chartered Bank of London, a member of The Standard Chartered Banking Group, during his lengthy banking career. Mr. Tun Zan holds a Bachelor of Commerce Degree from the University of Rangoon, Burma.

          Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since 1998. He has served on the boards of directors of several California banks and international corporations and is currently a director of China Technology Global Corporation after his appointment in April 2003. With a doctorate from Harvard, he has been on the faculty of the Haas School of Business at the University of California, Berkeley for twenty-one years and has lectured/conducted business executive training in twenty countries, in the areas of strategic planning, entrepreneurship, information management and venture capital.

          Mr. Thomas S. Wu was appointed Chairman, President, and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996 when, in addition to heading up the retail banking division, he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served as Vice President, Regional Manager, of the Bank’s Southern California Retail Banking Division from 1991-1992.

CORPORATE GOVERNANCE

Code of Conduct

          Our Board of Directors and senior management are committed to high corporate governance standards. Good corporate governance is vital to our continued success. The Company and the Bank have adopted a Code of Conduct that applies to the employees, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and directors of the Company and the Bank. The Code of Conduct is posted on the Company’s website at http://www.ucbh.com and can also be obtained free of charge by sending a written request to the Company’s Corporate Secretary at 555 Montgomery Street, San Francisco, California 94111. Any changes or waivers to the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on the Company’s website.

          The Board annually reviews and updates our corporate governance policies and the charters of the Board committees in response to evolving “best practices” and the results of annual Board and committee evaluations.

Board Independence

          Our Board of Directors has determined that each of our directors is an “independent director” as such term is defined in Rule 4200(a)(15) of the NASD listing standards, other than Mr. Thomas S. Wu and Mr. Jonathan H. Downing. Each of our Audit, Credit, Nominating, and Human Resources Committees is composed only of independent directors. Messrs. Wu and Downing are not independent because of their positions at the Company as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively.

Lead Director

          Effective January 1, 2005, our Board of Directors designated Mr. Michael Tun Zan as Lead Director for a term of one (1) year subject to rotation or as otherwise determined by the Board. The Lead Director’s responsibilities are to convene and chair executive sessions of the independent directors, provide feedback to the Chairman/ Chief Executive Officer on executive sessions, and serve as an interim Chairman in the event that the existing Chairman becomes incapacitated. The Lead Director receives an annual retainer of $6,000 (in addition to other director compensation) for service as the Lead Director.

Communication with the Board of Directors

          Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 555 Montgomery Street, San Francisco, California 94111. Directors are encouraged to attend annual meetings of the Company’s stockholders. At the last annual meeting of stockholders, all nine of the then current directors attended the meeting.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors met nine times (four regular meetings and five special meetings) during the year ended December 31, 2004. Each director attended 100% of all Board meetings. Directors are encouraged to attend annual meetings of the Company’s stockholders. At the last annual meeting of stockholders, all nine of the then current directors attended the meeting.

          The members of the Company’s Board of Directors also serve on the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members as the Company’s committees.

          Board Structure and Committee Composition. As of the date of this Proxy Statement, the Board has nine directors and the following five standing committees: (1) Audit, (2) Credit, (3) Investment, (4) Nominating, and (5) Human Resources. The membership of each of the committees during the fiscal year ended December 31, 2004, and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.ucbh.com.

Human
Name of Director	Audit		Credit		Investment		Nominating		Resources

Non-Employee Directors:

Anthony Y. Chan(1)(2)			X		(X	)	X

Joseph J. Jou(3)			X				X

Li-Lin Ko(4)(5)(6)(7)	X		(X	)	X	*	(X	*)	(X	)

Ronald S. McMeekin (4)(7)(8)	X	*	X		(X	)	(X	)	(X	)

Michael Tun Zan (4)(9)(10)(11)			(X	)	X		X	*	X

Dr. Godwin Wong(4)(12)	X		X	*	(X	*)	(X	)	X

Joseph S. Wu(4)(13)(14)	X		(X	)	(X	)	(X	)	X	*

Employee Directors:

Jonathan H. Downing (4)(15)			(X	)	X

Thomas S. Wu(4)			(X	)	(X	)

Number of Meetings in Fiscal 2004	13		7		4		5		8

X = Committee member; * = Chair; (X) = Former Committee member; (X*) Former Chair

(1)	Mr. Chan’s first meeting as a member of the Credit Committee and as a member of the Nominating Committee was July 16, 2003.

(2)	Mr. Chan’s first meeting as a member of the Investment Committee was April 24, 2003, and Mr. Chan’s last meeting as a member of the Investment Committee was July 16, 2003.

(3)	Mr. Jou’s first meeting as a member of the Credit Committee was July 16, 2003, and as a member of the Nominating Committee was October 15, 2003.

(4)	The last meeting of Messrs. Wong, Downing, McMeekin, Tun Zan, Joseph Wu, Thomas Wu and Ms. Ko as members of the Credit Policy and Investment Committee was January 8, 2003.

(5)	Ms. Ko’s last meeting as Chair of the Nominating Committee was January 8, 2003.

(6)	Ms. Ko’s first meeting as Chair of the Investment Committee was April 23, 2003.

(7)	Ms. Ko’s and Mr. McMeekin’s last meeting as a member of the Human Resources Committee was July 10, 2002.

(8)	Mr. McMeekin’s last meeting as a member of the Nominating Committee was January 8, 2003.

(9)	Mr. Tun Zan’s last meeting as a member of the Credit Committee was April 23, 2003.

(10)	Mr. Tun Zan’s first meeting as a member of the Investment Committee was July 16, 2003.

(11)	Mr. Tun Zan’s first meeting as Chair of the Nominating Committee was April 23, 2003.

(12)	Dr. Wong’s last meeting as a member of the Nominating Committee was July 10, 2002.

(13)	Mr. Joseph Wu’s last meeting as a member of the Investment Committee was April 23, 2003.

(14)	Mr. Joseph Wu’s last meeting as a member of the Nominating Committee was July 16, 2003.

(15)	Mr. Downing’s first meeting as a member of the Investment Committee was April 23, 2003.

          Audit Committee of the Board of Directors. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and is responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations, including those pertaining to compliance. The Audit Committee met thirteen times during the fiscal year ended December 31, 2004. The Board of Directors has determined that Ms. Li-Lin Ko is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The report of the Audit Committee is set forth below.

          Credit Committee of the Board of Directors. The Credit Committee is responsible for approving credit policies, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Committee of the Company and the Bank met seven times during the fiscal year ended December 31, 2004.

          Human Resources Committee of the Board of Directors. The Human Resources Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and the Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the Company and the Bank. The Human Resources Committee met eight times during the fiscal year ended December 31, 2004.

          Investment Committee of the Board of Directors. The Investment Committee is responsible for the asset and liability management, investment strategies and activities related to interest rate and liquidity risks. The Committee assists the Board in setting up appropriate regulatory capital ratios and approves the Asset/ Liability Policy developed by the Company and the Bank in accordance with applicable laws and regulations and Board approved overall strategies. The Investment Committee met four times during the fiscal year ended December 31, 2004.

          Nominating Committee of the Board of Directors. The Nominating Committee identifies, recruits, interviews, evaluates and nominates individuals for election as directors of the Company. The Nominating Committee met five times during the fiscal year ended December 31, 2004.

          The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee may consult with current Board members, professional search firms, stockholders or other parties, to identify various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.

          The director nomination process is designed to ensure that the Company’s Board of Directors includes members with backgrounds, diversity, skills and experience, including relevant financial and other expertise, appropriate to the Company’s business taking into account the current Board members and the specific needs of the Company. While the Nominating Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors, the Nominating Committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment. Candidates for nomination are considered without regard to the source of their nomination.

          The Nominating Committee will consider recommendations for director nominees that are submitted by stockholders in writing in accordance with the requirements set forth in Article III, Section 15 of the Company’s bylaws. The procedure set forth in the Company’s bylaws provides that a notice relating to the recommendation must be timely given in writing to the Secretary of the Company prior to the annual meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Stockholder Proposals section below. Such notice must be accompanied by the recommended nominee’s written consent, contain information relating to the business experience and background of such nominee and contain information with respect to the recommending stockholder and persons acting in concert with the recommending stockholder. The Board of Directors retains sole and complete discretion as to the individuals to be nominated.

          The Nominating Committee has not received any recommendations for director nominees from any of the Company’s stockholders in connection with the Meeting.

          All members of the Board participated in the Board Performance Evaluation using the Board Self-Assessment Questionnaire developed by the Nominating Committee.

          Executive Sessions of the Board of Directors. UCBH’s non-employee, independent directors meet in executive session without the Chairman and Chief Executive Officer or any other member of management. In the fiscal year ended December 31, 2004, there were two executive sessions, which were chaired by the Chairman of the Audit Committee, Mr. Ronald McMeekin.

Report of the Audit Committee

          Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

          In discharging its oversight responsibility for the audit process, each year the Audit Committee obtains from its independent auditors a formal written statement describing their relationships with the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discusses with the auditors any relationships that may impact their objectivity and independence, and satisfies itself on the auditors’ independence.

          The Audit Committee reviews with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits and the results of internal audit examinations. The Audit Committee also discusses with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process. In that regard, the Audit Committee and its Chairman have had a number of discussions to address with management and with the Company’s independent auditors, together and separately, the control matters discussed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

          On an annual basis, the Audit Committee discusses and reviews with its independent auditors communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee annually discusses and reviews the results of the independent auditors’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the auditors’ independence in performing their auditing functions.

          The Audit Committee reviews and discusses interim financial information contained in quarterly reports and earnings announcements with management and independent auditors prior to public release. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

          Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors considers such recommendation. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

The Audit Committee

Ronald S. McMeekin	Dr. Godwin Wong	Li-Lin Ko	Joseph S. Wu
Chairman

Director Compensation

          The following table provides information on the Company’s compensation and reimbursement practices during the fiscal year ended December 31, 2004 for non-employee directors. Thomas S. Wu and Jonathan H. Downing do not receive any separate compensation for their Board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

FOR FISCAL 2004

Annual retainer	$50,000

Additional retainer for Chair of Audit Committee or Credit Committee	$10,000

Additional retainer for Chair of any other committee	$ 6,000

Retainer for members of Board committees (excluding the Chair)	$ 4,000

Reimbursement for expenses attendant to Board membership	Yes

          Option Plan. All directors who are not employees of the Company are eligible to receive options to purchase Common Stock under the Company’s Stock Option Plan. The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, and September 24, 2004. In the fiscal year ended December 31, 2004, there were no non-statutory stock options granted under the Stock Option Plan to the non-employee directors.

Report of the Human Resources Committee

Executive Compensation

          Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

          Compensation Policies and Procedures. The compensation policy of the Company and Bank is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The Human Resources Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the Company and Bank.

          The Human Resources Committee annually reviews and evaluates base salaries and annual bonuses for all executive officers, including the Chief Executive Officer. In establishing individual compensation levels, the Human Resources Committee considers the Company’s and Bank’s overall objectives and performance (including, for example, capital, revenues, earnings, deposit and loan growth, and credit quality), peer group comparisons, and the individual’s performance. In conducting such reviews, the Human Resources Committee places primary consideration upon recommendations from the Chief Executive Officer, along with his rationale offered supporting the recommendations, except with respect to the performance and compensation review of the Chief Executive Officer himself.

          As for the Chief Executive Officer’s own performance evaluation and compensation review, the Human Resources Committee meets without the Chief Executive Office present and arrives at its independent decision based upon its own determination of the overall performance of the Company and the Bank under his leadership during the year and a review of the compensation packages offered by its peers to their top executive.

          While the Chief Executive Officer is invited by the Human Resources Committee to provide supporting information and to make recommendations related to compensation for executive officers (other than himself), the Chief Executive Officer does not vote in any decision by the Human Resources Committee.

          The Human Resources Committee has adopted the following goals in establishing executive compensation for the Company and the Bank:

(1)	attracting, retaining and rewarding highly qualified and productive persons;

(2)	relating compensation to the performance of both the individual and the Company and the Bank; and

(3)	establishing compensation levels that are internally equitable and externally competitive.

          The Human Resources Committee utilizes as a guide internal surveys and input from outside consultants with regards to compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions in the San Francisco Bay Area and the Los Angeles Metropolitan Area. In this regard, the Human Resources Committee relies upon these surveys to ensure that its compensation levels are competitive with levels paid to officers of similar publicly traded financial institutions.

          Although the Human Resources Committee’s recommendations are discretionary and no specific formula is used for decision making, compensation adjustments are aimed at reflecting the overall performance of the Company and Bank and the performance of the individual executive officer. The philosophy of the Human Resources Committee is to emphasize incentive compensation over base salary.

          Merit Increase in Base Salary. Merit increases are designed to motivate management to perform at consistently high levels. Salaries for executives are reviewed by the Human Resources Committee on an annual basis and may be increased at that time based on the Human Resources Committee’s determination that an individual’s overall contribution to the Company merits recognition. The compensation adjustments reflected in the Summary Compensation Table were also influenced (in the case of executive officers other than the Chief Executive Officer) by the Chief Executive Officer’s evaluation of their individual contributions to the Company.

          Bonus. Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional company performance.

          For 2004, the Company and Bank did not maintain a cash bonus plan and all bonuses paid to executives were discretionary and based upon an initial recommendation from the Chief Executive Officer (other than the Chief Executive Officer’s bonus), then reviewed and evaluated by the Human Resources Committee. In determining the amount of the bonuses, the Human Resources Committee primarily considered the profitability of the Company and Bank in 2004, and the overall compensation package of the executive officers in relationship to one another and with competitive peers, where such information was available. In 2004, the Bank accrued a portion of its net operating income for the purpose of paying discretionary bonuses recommended by the Human Resources Committee and approved by the Board of Directors at year-end. For 2004, the Human Resources Committee specifically considered the Bank’s level of funds available for the payment of bonuses, the base salary increase of each executive officer and corporate events during 2004, including the special efforts of individual members of the executive team in the Company’s and the Bank’s compliance efforts under the 2004 implementation of the Sarbanes-Oxley requirements.

          Stock Options. The Human Resources Committee believes that stock ownership by management is important in aligning management and stockholders interests with respect to enhancing long-term stockholder value. Stock options are also important for the Company and the Bank to continue to attract, retain, and motivate qualified employees by providing them with a proprietary interest in the Company as an incentive to contribute to the long-term success of the Company, to promote the attention of management to concerns of stockholders, and to reward deserving employees for outstanding performance. Pursuant to its Stock Option Plan, awards made in 2004 are set forth in the Summary Compensation Table and the table contained in the Option Grants During Year Ended December 31, 2004 section.

          Chief Executive Officer. Mr. Thomas S. Wu’s total compensation package for 2004 is set forth below in the Summary Compensation Table. In evaluating the compensation of Mr. Thomas S. Wu, the Human Resources Committee assessed the continuing effectiveness of Mr. Wu’s leadership and achievements, plus overall performance of the Company and the Bank in 2004. In particular, the Bank again achieved record performance in all key areas including capital, revenue, earnings, deposits and loan growth, while maintaining its high credit quality. Also in 2004, shareholder value continued to improve as evidenced by the increase in earnings per share, the high return on equity and the 17.5% appreciation of the Company’s stock during the year. Finally, the Human Resources Committee wanted to recognize Mr. Wu’s consistent focus on attracting highly qualified individuals to join the Bank’s senior management team to ensure the steady and continuing long-term success of the Company and the Bank.

          The Human Resources Committee also spent time in 2004 on revising and updating the Company’s employment agreement with Mr. Wu. As was previously disclosed in its September 2004 Proxy Statement and attached as an exhibit to its quarterly report on Form 10-Q filed November 8, 2004, the Company and the Bank and Mr. Wu entered into a new three-year employment agreement on August 16, 2004 (the “Wu Agreement”). The Human Resources Committee recommended the Wu Agreement to the Board of Directors for approval because of its belief in the importance of providing for management stability so as to best provide for the continued future growth of the Company and its long-term stockholder value.

          Change-In-Control Agreements for Certain Executive Officers. As was also previously disclosed in its September 2004 Proxy Statement and attached as exhibits to its quarterly report on Form 10-Q filed November 8, 2004, the Company and the Bank modified and updated the existing change-in-control agreements with certain executive officers of the Company and the Bank and entered into new change-in-control agreements with certain additional executive officers of the Company and the Bank, other than the Chief Executive Officer (the “CIC Agreements”). The CIC Agreements were approved by the Board of Directors on the recommendation of the Human Resources Committee and the Chief Executive Officer, because of the Committee’s belief in the importance of providing for management consistency and continuity to allow for the continued growth of the Bank

(including the attraction of additional highly qualified talent) and the long-term growth in stockholder value.

The Human Resources Committee

Joseph S. Wu	Michael Tun Zan	Dr. Godwin Wong
Chairman

Summary Compensation Table

          The following shows, for the years ended December 31, 2004, 2003 and 2002, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for those years, to the Chief Executive Officer and the other four most highly compensated executive officers at the Company (the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation

					Awards			Payouts

				Other Annual	Restricted	Securities			All Other
Name and Principal			Bonus	Compensation	Stock	Underlying		LTIP	Compensation
Position (1)	Year	Salary	(2)	(3)	Awards	Options/SARs		Payouts	(4)

Thomas S. Wu Chairman, President and Chief Executive Officer	2004	$1,000,000	$1,280,000	—	—	600,000	(5)	—	$2,000
	2003	$800,000	$1,280,000	—	—	—		—	$2,000
	2002	$500,000	$1,600,000	—	—	—		—	$2,000

Jonathan H. Downing Executive Vice President, Chief Financial Officer and Director	2004	$280,000	$200,000	—	—	150,000	(5)	—	$2,000
	2003	$226,800	$260,000	—	—	—		—	$2,000
	2002	$216,000	$325,000	—	—	—		—	$2,000

Ebrahim Shabudin Executive Vice President and Chief Credit Officer	2004	$250,000	$200,000	—	—	30,000	(6)	—	—
	2003	$52,067	$30,000	—	—	100,000	(7)	—	—
	2002	—	—	—	—	—		—	—

Sylvia Loh Executive Vice President and Director of Commercial Banking	2004	$220,000	$150,000	—	—	120,000	(6)	—	$2,000
	2003	$189,000	$140,000	—	—	—		—	$2,000
	2002	$180,000	$120,000	—	—	—		—	$2,000

Alan Thian Executive Vice President and Regional Director, Southern California	2004	$200,000	$135,000	—	—	30,000	(6)	—	$2,000
	2003	$88,588	$50,000	—	—	80,000	(8)	—	$2,000
	2002	—	—	—	—	—		—	—

(1)	Mr. Shabudin joined the Company as Executive Vice President and Chief Credit Officer Designate on October 8, 2003 and was later appointed Executive Vice President and Chief Credit Officer effective January 1, 2004. Mr. Thian joined the Company as Executive Vice President and Regional Director of Southern California on July 11, 2003.
(2)	For 2002, Messrs. Wu and Downing were paid a success bonus for the acquisition of Bank of Canton of California in the amounts of $800,000 and $100,000, respectively, and is reflected in their bonus amounts for 2002. Mr. Shabudin was paid a $50,000 bonus at the time he was appointed Chief Credit Officer, which is reflected in his bonus amount for 2004.

(3)	For 2004, 2003 and 2002, there were no perquisites with an aggregate value over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year or other compensation.
(4)	The amounts set forth in the “All Other Compensation” column consist of matching contributions made by the Company under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.
(5)	The stock option grants in 2004 to Messrs. Wu and Downing provide that 1/3 of the total options granted vest annually over three (3) years commencing on October 21, 2005 at an exercise price of $38.57 per share.
(6)	The stock option grants in 2004 to Mr. Shabudin, Ms. Loh, and Mr. Thian provide that 1/3 of the total options granted vest annually over three (3) years commencing on April 29, 2005 at an exercise price of $37.10 per share.
(7)	The stock option grant in 2003 to Mr. Shabudin provides that 1/3 of the total options granted vest annually over three (3) years commencing on October 16, 2004 at an exercise price of $33.62 per share.
(8)	The stock option grant in 2003 to Mr. Thian provides that 1/3 of the total options granted vest annually over three (3) years commencing on July 17, 2004 at an exercise price of $29.61 per share.

Employment and Change in Control Agreements

          The Bank and the Company (collectively for this section called “Company”) have entered into an employment agreement (“Agreement”) with Thomas S. Wu, Chairman, President and Chief Executive Officer of the Company (the “Executive”). The Agreement is intended to ensure that the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of the Executive.

          The employment agreement provides for a three-year term. The Agreement provides that, commencing on the date of execution, the term of the Agreement shall be extended for one day for each day that lapses until such time as the Board or the Executive elects not to extend the term of the Agreement by written notice, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice. The Agreement provides that the Executive’s base salary will be reviewed at least annually and a bonus may be awarded by the Board. If there is a voluntary termination or a termination for cause, the Executive shall be entitled to receive compensation through the date of termination. In the event that there is a termination for disability or death, the Executive shall be entitled to receive base salary and benefits through the remaining term of the Agreement and any unvested stock options and related limited rights and unvested awards granted to the Executive under any stock option and similar plans shall immediately vest and shall be exercisable within one year. In the event of a termination without cause or a resignation from the Company upon a change in duties, material adverse change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or a relocation of the Executive’s principal place of employment by more than 25 miles, the Executive would be entitled to receive a sum equal to three (3) times the highest annual compensation (base salary plus bonus) over the three years immediately preceding the termination and any unvested stock options and related limited rights and unvested awards granted to Executive under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue and pay for the Executive’s life, health and disability insurance coverage for the remaining term of the Agreement.

          Under the Agreement, if voluntary or involuntary termination follows a change in control of the Company as defined in the Agreement, it is expected that, the Executive, or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to three (3) times the highest annual compensation due to the Executive over the three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Executive under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Executive’s life, health and disability insurance coverage for 36 months. Also, the change in control provisions provides that if it should be determined that any payment or distribution pursuant to this Agreement would be subject to an Excise Tax, as defined in the Agreement, the Executive shall be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Termination Benefits.

          The Company has entered into three-year termination and change in control agreements (“CIC Agreements”) with certain other executive officers of the Company, including the Named Executive Officers other than Thomas S. Wu (the “Officers”). The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank’s CIC Agreements may be renewed by the Board of Directors for an additional year. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Company, unless termination is for cause, the Officer or, in the event of death, the Officer’s beneficiary, would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the change in control. For some Officers, the definition of “annual compensation” includes base salary plus bonus. The Company would also continue, and pay for, the Officer’s life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. The CIC Agreements also provide that if a change in control event has occurred and the Officer is terminated within thirty-six (36) months of the event, for any reason other than for cause (as defined in the CIC Agreements), the Officer shall be entitled to receive a severance payment equal to three (3) times the highest annual compensation (base salary plus bonus) due to the Officer over the three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Officer’s life, health and disability insurance coverage for 36 months.

          The Executive Vice President, Chief Financial Officer and Director’s CIC Agreement contains the Gross-Up Payment provision described above for the Executive’s employment agreement. The other Officers’ Agreements provide that if the payment, under the CIC Agreement exceeds the amount which can be paid to the Officer without the Officer incurring an Excise Tax, as defined in the CIC Agreement, and the Officer would receive a greater net after-tax amount by applying the limitation contained in this paragraph then the amounts payable to the Officer under the CIC Agreement would be reduced to the maximum which may be paid without the Officer becoming subject to such an Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event that the Officer receives reduced payments and benefits otherwise provided for in the CIC Agreement, the Officer shall have the right to designate which of the payments and benefits otherwise provided for in the CIC Agreement that the Officer will receive in connection with the application of the Payment Cap. If it shall be determined that the Officer would not receive a net after-tax benefit resulting from the application of the Payment Cap, then no reduction shall be made with respect to the pay or benefits due to the Officer.

Option Grants During Year Ended December 31, 2004

          The following table sets forth the number of shares for which options under the Stock Option Plan were granted in 2004 to the Named Executive Officers, the percent of the total options granted to employees in 2004 such options represented, the exercise price, expiration date and potential realizable value of such options assuming an annual appreciation of the Company’s Common Stock of 5% and 10%, respectively.

	Individual Grants				Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation
	Securities	% of Total			for Option Term(1)
	Underlying	Options	Exercise or
	Options	Granted to	Base Price	Expira-
Name	Granted(2)	Employees in 2004	($/Share)(3)	tion Date	5%	10%

Thomas S. Wu	600,000	21.80%	$38.57	10/21/2014	$14,553,879.45	$36,882,388.01

Jonathan H. Downing	150,000	5.45%	$38.57	10/21/2014	$3,638,469.86	$9,220,597.00

Sylvia Loh	120,000	4.36%	$37.10	4/29/2014	$2,799,838.88	$7,095,341.43

Ebrahim Shabudin	30,000	1.09%	$37.10	4/29/2014	$699,959.72	$1,773,835.36

Alan Thian	30,000	1.09%	$37.10	4/29/2014	$699,959.72	$1,773,835.36

(1)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(2)	These options are exercisable in three equal installments commencing on the anniversary date of the grant.

(3)	Under the Stock Option Plan, the option exercise price can be no lower than fair market value at the date of the grant. All of the options were granted at an exercise price equal to the closing price on the date of the grant, as reported on the Nasdaq Stock Market.

          The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2004. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Aggregate Year-End Option/ SAR Exercises and Values

			Number of Securities		Unexercised
			Underlying Unexercised		In the Money
			Options/SARs at Fiscal		Options/SARs at
	Shares		Year-End (#)(1)(2)		Fiscal Year-End ($)(2)(3)(4)
	Acquired
	on Exercise	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Thomas S. Wu	0	$0.00	1,200,000	600,000	$43,640,000.00	$4,350,000.00

Jonathan H. Downing	40,000	$1,672,940.10	360,000	150,000	$13,092,000.00	$1,087,500.00

Sylvia Loh	0	$0.00	303,344	120,000	$11,478,432.08	$1,046,400.00

Ebrahim Shabudin	0	$0.00	33,334	96,666	$406,674.80	$1,074,925.20

Alan Thian	0	$0.00	26,667	83,333	$432,272.07	$1,126,127.93

(1)	The options in this table have exercise prices ranging from $3.75 to $38.57, split adjusted.

(2)	All numbers are adjusted for stock splits as of the Record Date.

(3)	The price of the Common Stock on December 31, 2004 was $45.82.

(4)	Based on the market value of the underlying Common Stock at December 31, 2004, minus the exercise price.

401(k) Plan

          The Bank maintains a 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees are eligible to participate in the 401(k) Plan following the completion of three (3) months of employment and must be at least twenty-one (21) years of age. Participants may make elective salary reduction contributions to the 401(k) Plan on an annual basis up to the lesser of 15% of the participant’s compensation (as defined in the 401(k) Plan) or the legally permissible limit (in 2004, $13,000 for persons under 50 years of age and $15,000 for persons 50 years of age or over) imposed by the Code. The Bank makes a matching employer contribution for employees which is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives. Enrollment in the 401(k) Plan is limited to the beginning of a calendar quarter.

Equity Compensation Plan Information

Number of securities
remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	[excluding securities
	warrants and rights	warrants and rights	reflected in column (a)]
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,021,159	$22.4485	1,516,776

Equity compensation plans not approved by security holders	—	—	—

Total	7,021,159	$22.4485	1,516,776

Executive Deferred Compensation Plan

          The Bank maintains an Executive Deferred Compensation Plan (the “Executive Plan”) for the purpose of providing supplemental retirement benefits to a select group of executives and highly compensated employees in consideration of prior services rendered and as an inducement for their continued services in the future. The Executive Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Executive Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Executive Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Executive Plan intend for the arrangements under the Executive Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Executive Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.

Director Deferred Compensation Plan

          In January of 2003, a Director Deferred Compensation Plan (the “Director Plan”) was adopted for the purpose of providing supplemental retirement benefits to outside directors in consideration of prior services rendered and as an inducement for their continued services in the future. The Director Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Director Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Director Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Director Plan intend for the arrangements under the Director Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Director Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.

Section 16 Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of copies of all reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the fiscal year ended December 31, 2004, our officers, directors and greater than 10% beneficial owners timely filed their respective reports.

Stock Performance Graph

          The following graph shows a comparison of stockholder return on the Company’s Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stocks Index. The plot points used to prepare the graph were provided by the Center for Research in Security Prices (“CRSP”) at the University of Chicago Graduate School of Business. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company’s Common Stock.

          The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
UCBH Holdings, Inc.
December 31, 1999 – December 31, 2004

Legend
Symbol	CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004

	UCBH Holdings, Inc.	100.0	228.3	280.1	420.2	774.5	914.2
	Nasdaq Stock Market (U.S. Companies)	100.0	60.3	47.8	33.1	49.4	53.8
	Nasdaq Bank Stocks SIC 6020-6029, 6710-6719 U.S. & Foreign	100.0	114.2	123.7	126.6	162.9	186.4

Notes:

A.	The items represent yearly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 12/31/1999.

________________________________________________________________________________

Plot points provided by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2005

Security Ownership of Certain Beneficial Owners

          The following table sets forth information as of March 31, 2005 in respect of beneficial ownership of the Company’s Common Stock by each Director, each named executive officer, by all Directors and executive officers as a group, and by each person known by the Company to own 5% or more of its Common Stock.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1), (2), and (3)		of Class(4)

Directors and Executive Officers

Li-Lin Ko(5)	66,000		*

Richard Li-Chung Wang(5)	18,000		*

Dennis Wu(5)	500		*

Anthony Y. Chan	20,850		*

Jonathan H. Downing	392,753		*

Joseph J. Jou	103,763		*

Michael Tun Zan	54,000		*

Dr. Godwin Wong	185,400		*

Thomas S. Wu	1,342,410		2.86%

Ronald S. McMeekin(6)	64,400		*

Joseph S. Wu(6)	60,000		*

Sylvia Loh	367,317		*

Ebrahim Shabudin	43,334		*

Alan Thian	44,259		*

All Directors and Executive Officers as a Group	3,158,461		6.53%

5% or Greater Stockholders

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,545,519	(7)	9.99%

Marsico Capital Management, LLC 1200 17th Street, Suite 1600 Denver, Colorado 80202	3,163,063	(8)	6.95%

T. Rowe Price Associates, Inc. 100 E. Pratt Street P.O. Box 17218 Baltimore, Maryland 21202	2,789,700	(9)(10)	6.1%

*	Does not exceed 1.0% of the Company’s voting securities

(1)	Includes the following number of shares that are not owned, but can be purchased within sixty days of the Record Date upon the exercise of options granted under the Company’s 1998 Stock Option Plan (the “Stock Option Plan”): 64,000 by Li-Lin Ko; 16,000 by Anthony Y. Chan; 300,000 by Jonathan H. Downing; 8,000 by Joseph J. Jou; 48,000 by Michael Tun Zan; 101,400 by Dr. Godwin Wong; 1,200,000 by Thomas S. Wu; 64,400 by Ronald S. McMeekin; 60,000 by Joseph S. Wu; 343,344 by Sylvia Loh; 43,334 by Ebrahim Shabudin; 36,667 by Alan Thian; and 2,626,336 by all Directors and Executive Officers as a group.

(2)	Includes Common Stock held in a unitized fund pursuant to the Company’s 401(k) plan. The number of shares of Common Stock reported is based on the value of the unitized units in the Company’s fund as reported on the Record Date.

(3)	All numbers are adjusted for stock splits as of the Record Date.

(4)	As of Record Date, there were 45,720,203 shares of Common Stock outstanding.

(5)	Nominee for Director.

(6)	Retiring Director.

(7)	Based on information contained in a Schedule 13G/ A filed with the SEC on February 14, 2005.

(8)	Based on information contained in a Schedule 13G filed with the SEC on February 11, 2005.

(9)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10)	Based on information contained in a Schedule 13G/ A filed with the SEC on February 14, 2005.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Company’s independent auditors for the year ended December 31, 2004 were PricewaterhouseCoopers LLP. The Company’s Audit Committee has reselected PricewaterhouseCoopers LLP to continue as independent auditors for the Company for the year ending December 31, 2005, subject to ratification of such selection by the stockholders.

          Representatives of PricewaterhouseCoopers LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

          Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS ON BEHALF OF THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION

OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE INDEPENDENT AUDITORS OF THE COMPANY.

Independent Auditor Fees

          The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for fiscal 2003 and 2004.

Fees Billed to the Company	2003(1)	2004

Audit fees(2)	$913,201	$1,518,636

Audit-related fees(3)	42,520	24,150

Tax fees(4)	471,205	930,673

All other fees(5)	106,730	129,609

Total fees	$1,533,656	$2,603,068

(1)	Certain fees for 2003 have been reclassified to conform to the current year presentation.

(2)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(3)	Audit-related fees principally represent fees for audits of employee benefit plans and other attest services.

(4)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other permissible tax planning and advice.

(5)	All other fees represent services that are principally related to the Sarbanes-Oxley Act of 2002.

          All the services and fees described above were approved by the Company’s Audit Committee, which considered whether the provision of non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers LLP. Substantially all hours expended on the independent accountant’s engagement to audit the Company’s financial statement for the year ended December 31, 2004, were attributed to work performed by persons that were full-time, permanent employees of the independent accountants.

          The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of certain services, including audit-related services, non-audit-related services and tax services. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence. The Company reviews its relationship with the independent auditor to ensure the continued quality and independence of its financial statement audits.

          For 2004, KPMG LLP was retained to perform the internal audit outsourcing services.

ADDITIONAL INFORMATION

Solicitation of Proxies

          The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services, a proxy solicitation firm, will assist UCBH in soliciting proxies for the Meeting and will be paid a fee of $6,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and our subsidiary, United Commercial Bank (the “Bank”), without additional compensation. We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Revocation of Proxies

          A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.

Stockholder Proposals

          To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than December 19, 2005. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

          The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than one hundred twenty (120) calendar days prior to the date of the Company’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. In the case of next year’s annual meeting, notice by the stockholder must be received before the close of business on December 19, 2005. The advance notice by stockholders must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s bylaws.

Other Matters Which May Properly Come Before the Meeting

          The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

          Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

          A copy of the Form 10-K (without exhibits) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary

San Francisco, California

April 18, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY

UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005 • 10:00 a.m. Pacific Time

     The undersigned hereby appoints Michael Tun Zan and Dr. Godwin Wong, the members of the proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 19, 2005 at 10:00 a.m. Pacific Time, at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSAL 2.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	The election of the following directors (except as marked to the contrary below).

FOR all nominees	WITHHOLD
listed below	AUTHORITY
(except as marked	to vote for all
to the contrary)	nominees listed below
☐	☐

01 Li-Lin Ko,
02 Richard Li-Chung Wang,
03 Dennis Wu

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number of that nominee on the line below.)

		FOR	AGAINST	ABSTAIN
2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 18, 2005 relating to this meeting and of the 2004 Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲ FOLD AND DETACH HERE ▲